Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 6, 2025, with respect to the audited combined financial statements of American Bitcoin Corp. included in Amendment No. 2 to the Registration Statement on Form S-4/A of Gryphon Digital Mining, Inc. (File No. 333-287865), and the related Proxy Statement/Prospectus of Gryphon Digital Mining, Inc.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

July 21, 2025